EXHIBIT 10.2









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         Exhibit 10.2 is not filed herewith since it is substantially  identical in all material respects with the document filed as Exhibit 10.1. The following list sets forth the material details in which the document described as Exhibit
10.2 differs from the document filed as Exhibit 10.1:

         1. The Premises covered are the Homewood Suites located at 4451 Beltline Drive, Addison, Texas.

         2.  Exhibit A is as set forth on the following page.

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                                    EXHIBIT A
                                (Dallas-Addison)


Being Lot 1, Addison Oaks Addition, an Addition to the Town of Addison, Dallas County, Texas, according to the plat thereof recorded in Volume 89166, Page 1974, Map Records, Dallas County, Texas